                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 MEDAREX, INC.
            (Exact name of registrant as specified in its charter)

         NEW JERSEY                                     22-2822175
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)                             No.)

1545 ROUTE 22 EAST                                           08801
ANNANDALE, NEW JERSEY                                      (Zip Code)
(Address of Principal Executive Offices)

           HOUSTON BIOTECHNOLOGY INCORPORATED 1994A STOCK OPTION PLAN

                            (Full title of the plan)

                               DONALD L. DRAKEMAN
                                 MEDAREX, INC.
                               1545 ROUTE 22 EAST
                          ANNANDALE, NEW JERSEY 08801
                    (Name and address of agent for service)

                                 (908) 713-6001
         (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             DWIGHT A. KINSEY, ESQ.
                      SATTERLEE STEPHENS BURKE & BURKE LLP
                                230 PARK AVENUE
                            NEW YORK, NEW YORK 10169
                                 (212) 818-9200

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of Securities to   Amount to be         Proposed         Proposed maximum        Amount of
be registered            registered (1)   maximum offering     aggregate offering   registration fee
                                          price per share (2)      price (2)
----------------------------------------------------------------------------------------------------
Common Stock, $ .01
par value per share      42,500 shares         $8.24               $350,200              $110
----------------------------------------------------------------------------------------------------

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the antidilution adjustment provisions of the Houston Biotechnology Incorporated 1994A Stock Option Plan (the "1994A Plan").
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the exercise price of the options under the 1994A Plan. Pursuant to the Agreement and Plan of Merger dated December 18, 1996, among Medarex, Inc. (the "Company"), Medarex Acquisition Corporation, a wholly-owned subsidiary of the Company ("Sub"), and Houston Biotechnology Incorporated ("HBI"), providing for the merger of Sub with and into HBI with HBI continuing as a wholly-owned subsidiary of the Company, the Company agreed to assume all of the outstanding options and HBI's obligations with respect thereto under the 1994A Plan.

                               Page 1 of __ Pages

                                EXPLANATORY NOTE

      This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (File No.33-28971) (the "Registration Statement") of Medarex, Inc. (the "Company") registers 42,500 additional shares of the common stock, par value $.01 per share ("Medarex Common Stock"), of the Company that may be issued pursuant to the exercise of outstanding options issued under Houston Biotechnology Incorporated's 1994A Stock Option Plan (the "1994A Plan").

      The Registration Statement with respect to Medarex Common Stock, and relating to the 1994A Plan, was filed with the Securities and Exchange Commission on June 11, 1997 and is effective as of the date hereof.

                    Statement of Incorporation by Reference
                    ---------------------------------------

      The contents of the Registration Statement are hereby incorporated by reference herein in their entirety.

                             Opinions and Consents
                             ---------------------

      The following opinions and consents are set forth herein immediately following the signature Page.

        1. Opinion of Satterlee Stephens Burke & Burke LLP as to legality of the securities being registered;

        2.    Consent of Ernst & Young LLP; and

        3. Consent of Satterlee Stephens Burke & Burke LLP (included in the opinion listed above).

                                  SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annandale, State of New Jersey, on this 9th day of July, 1997.

                                 MEDAREX, INC.


                                 By: /s/ Irwin Lerner            *
                                     -----------------------------
                                     Irwin Lerner
                                     Chairman of the Board

                               POWER OF ATTORNEY

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                               Title                                    Date
---------                               -----                                    ----
/s/Irwin Lerner            *    Chairman of the Board                        July 9, 1997
----------------------------
Irwin Lerner

/s/Donald L. Drakeman      *    President, Chief Executive Officer and       July 9, 1997
----------------------------    Director (Principal Executive Officer)
Donald L. Drakeman

/s/Michael A. Appelbaum         Senior Vice President - Finance and          July 9, 1997
----------------------------    Administration, Secretary, Treasurer,
Michael A. Appelbaum            Chief Financial Officer and Director
                                (Principal Financial and Accounting
                                Officer)

/s/Michael W. Fanger       *    Director                                     July 9, 1997
----------------------------
Michael W. Fanger

/s/Julius A. Vida          *    Director                                     July 9, 1997
----------------------------
Julius A. Vida

/s/Charles R. Schaller     *    Director                                     July 9, 1997
----------------------------
Charles R. Schaller

/s/W. Leigh Thompson, Jr.  *    Director                                     July 9, 1997
----------------------------
W. Leigh Thompson, Jr.

/s/Robert Iggulden         *    Director                                     July 9, 1997
----------------------------
Robert Iggulden

----------------------------
*     By:   /s/Michael A. Appelbaum
            -----------------------
            Michael A. Appelbaum, as attorney-in-fact, pursuant to Power of Attorney previously filed.